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                                                                     Exhibit 5.1

             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P.]

MetLife, Inc.
27-01 Queens Plaza North
Long Island City, New York 11101

      Re:      MetLife, Inc.
               $150,000,000 5.50% Senior Notes due 2014
               $350,000,000 6.375% Senior Notes due 2034

Ladies and Gentlemen:

      We have acted as special counsel for MetLife, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of $150,000,000 principal amount of the Company's 5.50% Senior Notes due 2014 (the "5.50% Senior Notes") and $350,000,000 principal amount of the Company's 6.375% Senior Notes due 2034 (the "6.375% Senior Notes" and collectively with the 5.50% Senior Notes, the "Securities") pursuant to the Indenture, dated as of November 9, 2001 (the "Base Indenture"), between the Company and Bank One Trust Company, N.A., (predecessor to J.P. Morgan Trust Company, National Association) as trustee (the "Trustee"), (i) as supplemented by the Seventh Supplemental Indenture, dated as of June 3, 2004, between the Company and the Trustee, as further supplemented by the Ninth Supplemental Indenture, dated as of July 23, 2004 between the Company and the Trustee, pursuant to which indenture, as so supplemented, the Company is issuing on the date hereof its 5.50% Senior Notes, and (ii) as supplemented by the Eighth Supplemental Indenture, dated as of June 3, 2004, between the Company and the Trustee, as further supplemented by the Tenth Supplemental Indenture, dated as of July 23, 2004, between the Company and the Trustee, pursuant to which indenture, as so supplemented, the Company is issuing on the date hereof its 6.375% Senior Notes (such Base Indenture, as so supplemented, the "Indenture").
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MetLife, Inc.
July 23, 2004
Page 2


      In connection therewith, we have examined (a) the Registration Statement on Form S-3 (Registration Nos. 333-112073, 333-112073-01 and 333-112073-02) (the
"Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), (b) the prospectus of the Company dated March 4, 2004, as supplemented by a prospectus supplement dated July 20, 2004 relating to the Securities, as filed in final form with the Commission on July 22, 2004, pursuant to Rule 424(b) under the Act (the "Final Prospectus") and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinion rendered herein.

      In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

      The Securities have been duly authorized and (assuming their due authentication by the Trustee) when they have been duly executed, issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

      The opinion rendered herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

      We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated July 23, 2004, which is incorporated by reference into the Registration Statement and the Final Prospectus and to the use of our name under the caption "Legal Opinions" contained in the Final Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                      Very truly yours,

                                      /s/ Leboeuf, Lamb, Greene & MacRae L.L.P.